UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

Vaxcyte, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road
Suite 300 San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2023 (the “Effective Date”), Vaxcyte Switzerland GmbH (“Vaxcyte GmbH”), a Swiss limited liability company that, as of such date, was in the process of being formed by Vaxcyte, Inc. (“Vaxcyte”) (as a wholly-owned subsidiary of Vaxcyte), entered into a pre-commercial services and commercial manufacturing supply agreement (the “Commercial Manufacturing and Supply Agreement”) with Lonza Ltd (“Lonza”). Vaxcyte GmbH is represented by Vaxcyte until such time as Vaxcyte GmbH is incorporated and assumes the Commercial Manufacturing and Supply Agreement.

Pursuant to the Commercial Manufacturing and Supply Agreement, Lonza will (i) construct and build out a dedicated suite (the “Suite”) at Lonza’s facilities in Visp, Switzerland to manufacture certain key components (including drug substance) for Vaxcyte’s proprietary pneumococcal conjugate vaccine franchise and any other products or intermediates Vaxcyte GmbH may choose (collectively, the “Products”), and (ii) maintain and operate the Suite (utilizing Lonza’s employees) to manufacture the Products as a service provided to Vaxcyte GmbH, including conducting related quality control and quality assurance operations. Lonza will be a preferred, non-exclusive, supplier of the Products to Vaxcyte GmbH, and Vaxcyte GmbH retains the right to procure the Products from one or more alternate and/or backup manufacturers of the Products (including at Vaxcyte’s own facilities).

Under the Commercial Manufacturing and Supply Agreement, prior to completion of construction and certification of the Suite for commercial operation, Vaxcyte GmbH will contribute to the capital expenditure costs to construct the Suite (and will own certain equipment in the Suite to be purchased or otherwise acquired by Vaxcyte GmbH), and will pay Lonza a fixed-rate monthly service fee for Lonza’s pre-commercial services prior to commencement of commercial operations (which monthly service fee amount is subject to increases in subsequent years). Following commencement of commercial operations of the Suite to manufacture the Products, Vaxcyte GmbH will pay Lonza (i) Suite fees based on allocations of certain of Lonza’s costs to maintain the facility in which the Suite is located and to provide shared services to Vaxcyte GmbH and Lonza’s other customers in such facility, (ii) service fees based upon Lonza’s actual full-time equivalent employee (“FTE”) costs to operate the Suite to manufacture the Products, and (iii) certain other pass-through costs, including for raw materials. In addition, Vaxcyte GmbH may be obligated to pay or reimburse Lonza for certain other fees and expenses under the Commercial Manufacturing and Supply Agreement. Lonza will be eligible for certain financial bonuses, and subject to certain financial penalties, as incentives for the timely completion of certain scale-up activities, receipt of certain regulatory approvals for the Suite and manufacture of the Products in accordance with Vaxcyte GmbH’s commercial requirements.

Vaxcyte GmbH has the right to conduct a technology transfer for the manufacture of the Products to other manufacturers or its own facilities, and Lonza will, subject to certain conditions, provide certain information and support in furtherance of any such technology transfer. Under the Commercial Manufacturing and Supply Agreement, Vaxcyte GmbH receives a perpetual, irrevocable, royalty-free license under Lonza’s intellectual property to exploit and commercialize the Products or products incorporating the Products, as well as a perpetual, irrevocable, royalty-free license under Lonza’s intellectual property to the extent incorporated into the manufacturing process for, or otherwise necessary to make or have made, the Products or products incorporating the Products, including the right to make or have made such products. The Commercial Manufacturing and Supply Agreement also includes customary provisions relating to, among others, insurance and indemnification, intellectual property, assignment and change of control, non-competition, warranties and confidentiality.

Unless earlier terminated, the Commercial Manufacturing and Supply Agreement will remain in effect until December 31, 2038, subject to automatic renewal for up to three additional renewal periods of five years each, unless Vaxcyte GmbH elects not to renew (with 24 months advanced notice to Lonza). Vaxcyte GmbH is permitted to terminate the Commercial Manufacturing and Supply Agreement for convenience or for Lonza’s uncured material breach, in each case subject to certain notice obligations. Lonza is permitted to terminate the Commercial Manufacturing and Supply Agreement in the event that Vaxcyte GmbH commits certain specified material breaches, including uncured failure to pay material, undisputed amounts of money due to Lonza, subject to certain notice obligations. Either party may terminate the Commercial Manufacturing and Supply Agreement in certain circumstances in the event of the other party’s bankruptcy. In the event that Vaxcyte GmbH terminates the agreement for convenience, or Lonza terminates the agreement in the event that Vaxcyte GmbH commits certain specified material breaches, then certain termination consequences may be triggered, including that (i) Vaxcyte GmbH would forfeit any outstanding entitlement to credit from Lonza of the Repurposing Fee (as defined below), and (ii) Vaxcyte GmbH would be obligated to pay Lonza a termination penalty equal to the greater of (a) CHF 70,000,000, or (b) a prespecified number of months’ FTE fees for the actual FTEs assigned to Vaxcyte GmbH as of the date of termination. Within 30 days of the Effective Date, Vaxcyte GmbH will pay Lonza a repurposing fee (the “Repurposing Fee”) of CHF 27,000,000 that will be credited back to Vaxcyte GmbH over a 10-year period starting upon commencement of commercial production. In the event of a termination under certain circumstances, Lonza shall be obligated to provide certain wind-down and transition services to Vaxcyte GmbH for up to 12 and 24 months, respectively.

As previously disclosed in prior Vaxcyte filings, Vaxcyte and Lonza previously entered into, and are parties to, (i) a non-exclusive development and manufacturing services agreement, dated October 2016, as amended; (ii) a letter agreement, dated June 2018; (iii) a second non-exclusive development and manufacturing services agreement, dated October 2018; and (iv) a third non-exclusive development and manufacturing services agreement, effective as of March 2022, as amended.

The foregoing is a summary description of certain terms of the Commercial Manufacturing and Supply Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Commercial Manufacturing and Supply Agreement, which will be filed as an exhibit to Vaxcyte’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: October 16, 2023	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer